Exhibit 99.1

Ares Capital and Allied Capital Announce Allied Capital’s Intention to Declare a Special
Dividend to Allied Capital Shareholders upon Obtaining Shareholder Approval of the Merger
Transaction

March 3, 2010 –– New York, NY & Washington, DC ––Ares Capital Corporation (Nasdaq: ARCC) and Allied Capital Corporation (NYSE: ALD) announced today Allied Capital’s intention to declare a special dividend of $0.20 per share to Allied Capital shareholders in connection with the merger transaction.

On the date the merger between Ares Capital and Allied Capital is approved by the affirmative vote of the holders of two-thirds of the shares of Allied Capital outstanding common stock, Allied Capital’s Board of Directors intends to declare a dividend to Allied Capital shareholders of record on such date. Allied Capital will hold its Special Meeting to vote on the merger and the merger agreement on March 26, 2010. The dividend would be funded upon the closing of the merger transaction. Allied Capital has received consent from Ares Capital pursuant to the merger agreement in order to declare and pay this dividend. Allied Capital has also received consent under its private term debt to declare and pay this dividend.

Ares Capital and Allied Capital are hosting a joint conference call today to discuss the progress achieved to date and the anticipated benefits of the pending merger between the two companies. The call will take place at 10:00 am (Eastern Standard Time) and will include the senior management teams of both Ares Capital and Allied Capital.

All interested parties are welcome to attend the live webcast, which will be hosted through each company’s respective websites — www.arescapitalcorp.com and www.alliedcapital.com. Please visit either web site to test your connection before the call. Investors can also access the conference call via a toll free number by dialing 866-843-0890 approximately 15 minutes prior to the call. International callers should dial 412-317-9250. All callers should reference the “Ares Capital and Allied Capital Conference Call to Discuss Pending Merger” and the Participant Elite Entry #8807235 to join the conference.

An archived replay of the event will be available through March 26, 2010 by calling 877-344-7529 (international callers please dial 412-317-0088). Please reference passcode #438343. An archived replay will also be available on both companies’ websites. For complete information about the webcast/conference call and the replay, please visit www.arescapitalcorp.com or www.alliedcapital.com, or call Allied Capital Investor Relations at (888) 818-5298.

About Ares Capital Corporation

Ares Capital Corporation is a specialty finance company that provides integrated debt and equity financing solutions to U.S. middle-market companies. Ares Capital Corporation invests primarily in first- and second-lien loans and mezzanine debt, which in some cases includes an equity component. To a lesser extent, Ares Capital Corporation also makes equity investments. Ares Capital Corporation is externally managed by Ares Capital Management LLC, an affiliate of Ares Management LLC, an SEC registered investment advisor and alternative asset investment management firm with approximately $33 billion of committed capital under management as of December 31, 2009. Ares Capital Corporation is a closed-end, non-diversified management investment company that has elected to be regulated as a Business Development Company under the Investment Company Act of 1940. For additional information, please visit our website at www.arescapitalcorp.com.

About Allied Capital Corporation

Allied Capital (NYSE: ALD) is a business development company (BDC) that is regulated under the Investment Company Act of 1940. Allied Capital invests long-term debt and equity capital in middle-market businesses nationwide. Founded in 1958 and operating as a public company since 1960, Allied Capital has been investing in the U.S. entrepreneurial economy for over 50 years. Allied Capital has a diverse portfolio of investments in 77 companies across a variety of industries. For more information, please visit www.alliedcapital.com, call Allied Capital investor relations toll-free at (888) 818-5298, or e-mail us at ir@alliedcapital.com.

Forward-Looking Statements

Statements included herein and in the Joint Proxy Statement/Prospectus referred to below may constitute “forward-looking statements,” which relate to future events or the future performance or financial condition of Ares Capital or Allied Capital or the combined company following the merger. Ares Capital and Allied Capital caution readers that any forward-looking information is not a guarantee of future performance, condition or results and involves a number of risks and uncertainties. Actual results and condition may differ materially from those in the forward-looking statements as a result of a number of factors. Such forward-looking statements include, but are not limited to, statements about the benefits of the merger, including, among others, future financial and operating results, plans, objectives, expectations and intentions and other statements that are not historical facts.

Factors that may affect future results and condition are described in “Special Note Regarding Forward-Looking Statements” in the Joint Proxy Statement/Prospectus and in Ares Capital’s and Allied Capital’s other filings with the SEC, each of which are available at the SEC’s web site http://www.sec.gov or http://www.arescapitalcorp.com or http://www.alliedcapital.com, respectively. Ares Capital and Allied Capital disclaim any obligation to update and revise statements made herein or in the Joint Proxy Statement/Prospectus based on new information or otherwise.

Important Additional Information Filed with SEC

This Communication is being made in respect of the proposed business combination involving Ares Capital and Allied Capital. In connection with the proposed transaction, Ares Capital has filed with the SEC a Registration Statement on Form N-14 that includes proxy statements of Ares Capital and Allied Capital and that also constitutes a prospectus of Ares Capital. On or around February 16, 2010, Ares Capital and Allied Capital began mailing the Joint Proxy Statement/Prospectus to their respective stockholders of record as of the close of business on February 2, 2010. INVESTORS AND SECURITY HOLDERS OF ARES CAPITAL AND ALLIED CAPITAL ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders can obtain free copies of the Registration Statement and Joint Proxy Statement/Prospectus and other documents filed with the SEC by each of Ares Capital and Allied Capital through the web site maintained by the SEC at www.sec.gov. Free copies of the Registration Statement and Joint Proxy Statement/Prospectus and other documents filed with the SEC can also be obtained on Ares Capital Corporation’s website at www.arescapitalcorp.com or on Allied Capital Corporation’s website at www.alliedcapital.com, respectively.

Proxy Solicitation

Ares Capital, Allied Capital and their respective directors, executive officers and certain other members of management and employees, including employees of Ares Capital’s investment adviser Ares Capital Management LLC and its affiliates, may be soliciting proxies from Ares Capital and Allied Capital stockholders in favor of the acquisition. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Ares Capital and Allied Capital stockholders in connection with the proposed acquisition is set forth in the Joint Proxy Statement/Prospectus filed with the SEC. You can obtain a free copy of this document in the manner set forth above.